EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 27, 2007 relating to the balance sheet of Sense Holdings, Inc. at December 31, 2006 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

                                        SHERB & CO., LLP,
                                        Certified Public Accountants
Boca Raton, Florida
July 6, 2007